Exhibit 10.3

FIRST AMENDMENT TO OMNIBUS AGREEMENT

THIS FIRST AMENDMENT TO OMNIBUS AGREEMENT (this “Amendment”) is made effective as of September 20, 2011 (the “Effective Date”), by and between RANGE MICHIGAN LLC, a Wyoming limited liability company with a mailing address of P.O. Box 726, 504 Fremont, Thermopolis, WY 82443-2913 (“Range”), and AMERICAN ENERGY DEVELOPMENT CORP. (F/K/A LJM ENERGY CORP.), a Nevada corporation with a mailing address of 9190 Double Diamond Parkway, Reno NV 89521 (“AED”).

RECITALS:

WHEREAS, Range and AED entered into that certain Omnibus Agreement dated effective as of June 14, 2011 (the “Omnibus Agreement”) regarding the development of certain oil and gas wells in Ingham County, Michigan; and

WHEREAS, Range and AED now desire to amend the Omnibus Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the Omnibus Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. References to LJM.  All references to LJM in the Omnibus Agreement shall be deleted and replaced with AED.

2. Amendment to Section 4.a.  Section 4.a is hereby deleted in its entirety and replaced with the following provision:

a.	AED will participate in the Required Wells on the Dansville Prospect by 1 July, 2012.

3. Remaining Provisions Unchanged.  The Omnibus Agreement, as amended by this Amendment, is and shall remain in full force and effect.  Except as amended hereby, the provisions of the Omnibus Agreement are unchanged.

4. Counterparts. This Amendment may be executed in one or more counterparts, which when executed shall constitute but one and the same instrument.

5. Authority to Execute.  The person executing this Amendment on behalf of each of the Parties warrants and represents that such person is duly authorized and empowered to execute this Agreement on behalf of such Party.

6. Severability.  This Amendment and the Omnibus Agreement are intended to be performed in accordance with and only to the extent permitted by all legal requirements.  If any provision of this Amendment or the Omnibus Agreement or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, but the extent of the invalidity or unenforceability does not destroy the basis of the bargain between the Parties as contained herein, the remainder of the Omnibus Agreement, as amended, and the application of such provision to other persons and circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

[End of Text; Signature Pages Follow]

IN WITNESS WHEREOF the parties hereby execute and deliver this Amendment effective as of the Effective Date.

RANGE MICHIGAN LLC By its Manager: Range Exploration Partners LLC

By:	/s/ Frode Aschim
Frode Aschim
Its:	Manager

IN WITNESS WHEREOF the parties hereby execute and deliver this Amendment effective as of the Effective Date.

AED American Energy Development Corp.

Byl	/s/ Herold Ribsskog
Herold Ribsskog
Its:	Chief Executive Officer